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                                                                    Exhibit 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Plan and the 1998 Nonstatutory Stock Option Plan of our report dated July 28, 1998, (except for the first and second paragraphs of Note 1, as to which the date is June 7, 1999) with respect to the financial statements and schedule of Cardiac Pathways corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP
                                       -----------------------------

San Jose, California
August 6, 1999